As filed with the Securities and Exchange Commission on April   , 1998
                                                   REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ----------------
                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933
                               ----------------
                              LENNAR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          DELAWARE                                           59-1281887
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)
                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                                (305) 559-4000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               STUART A. MILLER
                                   PRESIDENT
                              LENNAR CORPORATION
                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                                (305) 559-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
                              DAVID W. BERNSTEIN
                                ROGERS & WELLS
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                               ----------------
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: <square>
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                               ----------------
                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of Securities        Amount to be             Proposed            Proposed Maximum
      Amount of
           to be Registered                  Registered               Maximum           Aggregate Offering
  Registration Fee
                                                                     Offering                  Price
                                                                       Price
                                                                     Per Unit
Common Stock, par value $.10                  2,200,000             $35.062(1)              $77,136,400
       $22,756

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. CALCULATED PURSUANT TO RULE 457(C) ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES IN CONSOLIDATED TRADING REPORTED ON THE NEW YORK STOCK EXCHANGE ON APRIL 15, 1998.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                  Subject to completion, dated April 16, 1997
PROSPECTUS








                               2,200,000 Shares

                              LENNAR CORPORATION

                                COMMON STOCK
                             ___________________

   This Prospectus relates to shares of our Common Stock which the companies or people described under "Selling Security Holders" may offer from time to time on the New York Stock Exchange, where our Common Stock is listed, in other markets where our Common Stock may be traded or in negotiated transactions, at whatever prices which are current when particular sales take place or at other prices to which they agree. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale."

   The Selling Security Holders received the shares to which this Prospectus relates from us in transactions by which we acquired properties or companies from the Selling Security Holders or from corporations or partnerships of which they were stockholders or partners. We will not receive any of the proceeds of sales by the Selling Security Holders.

   We are paying the costs of preparing and filing the Registration Statement of which this Prospectus is a part.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ___________________

                The date of this Prospectus is April  , 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

   WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WHICH IS NOT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE GIVES ANY INFORMATION OR MAKES ANY REPRESENTATION WHICH IS NOT CONTAINED IN, OR INCORPORATED INTO, THIS PROSPECTUS, YOU MUST NOT RELY UPON IT AS HAVING BEEN AUTHORIZED BY US OR BY ANYONE ACTING ON OUR BEHALF. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, OUR SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NO MATTER WHEN YOU RECEIVE THIS PROSPECTUS OR PURCHASE SECURITIES TO WHICH IT RELATES, YOU MUST NOT ASSUME IT IS CORRECT AT ANY TIME AFTER ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                PAGE

AVAILABLE INFORMATION............................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..  3

THE COMPANY......................................  4

USE OF PROCEEDS..................................  4

SELLING SECURITY HOLDERS.........................  4

METHOD OF SALE...................................  5

SEC POSITION REGARDING INDEMNIFICATION...........  5

DESCRIPTION OF CAPITAL STOCK.....................  5

LEGAL MATTERS....................................  7

EXPERTS..........................................  7




                            AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Those reports and proxy statements and any other information we file with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of that information also can be obtained from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The Commission's web site can be accessed at http://www.sec.gov. Our Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information which we file with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended. This Prospectus is a part of that Registration Statement . This Prospectus does not contain all the information contained in the Registration Statement. The entire Registration Statement can be inspected and copied at, or obtained from, the Commission or the New York Stock Exchange in the manner described above.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We incorporate by reference into this Prospectus the following documents which we previously filed with the Commission under the File Number 1-11749.

      (a) Our Annual Report on Form 10-K for the fiscal year ended November 30, 1997.

      (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1998.

      (c) All other reports we have filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since November 30, 1997.

      (d) The description of our Common Stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendments or reports filed for the purpose of updating that description.

   When we file documents in accordance with Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this Prospectus and the time we file a post-effective amendment to the Registration Statement of which this Prospectus is a part saying all the securities which are the subject of that Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Prospectus and will be a part of it beginning on the date the documents are filed. If any document which is filed changes anything said in this Prospectus or in an earlier document which is incorporated into this Prospectus, the later document will modify or supersede what is said in this Prospectus or the earlier document.

   We will provide without charge, at the written or oral request of anyone to whom this Prospectus is delivered, copies of the documents incorporated by reference in this Prospectus, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to:
Lennar  Corporation,   700   Northwest  107th  Avenue,  Miami,  Florida  33172,
Attention:  Director of Shareholder Relations (Telephone: (305) 559-4000).


                                 THE COMPANY

   We are engaged in homebuilding and related activities, primarily in Florida, California, Texas, Arizona and Nevada. We are the surviving corporation of a merger between Lennar Corporation and Pacific Greystone Corporation, which became effective on October 31, 1997. Prior to October 31, 1997, we were also engaged in real estate investment and management activities. However, on October 31, 1997, we distributed to Lennar's stockholders all the shares of LNR Property Corporation, the parent of the group of Lennar subsidiaries which conducted real estate investment and management activities.

   We and our predecessor have been building homes since 1954. We believe that since 1986, we have each year delivered more homes in Florida than any other homebuilder. We have been building homes in Arizona since 1972. We began building homes in Texas in 1991 and in 1996 we entered the California homebuilding market. Pacific Greystone had been building homes in California since 1992. We have entered into, or agreed to enter into, several transactions in addition to the Pacific Greystone merger, which substantially increase our inventory of California homebuilding sites.

   We provide conventional, FHA-insured and VA-guaranteed mortgage loans to buyers of our homes and others from offices in Florida, California, Arizona, Texas, North Carolina and Maryland. We also arrange and provide title insurance for, and closing services to, buyers of our homes and others. In addition, we provide cable television, alarm monitoring and telephone services to residents of some of our communities and we may provide those services to residents of communities built by others.

   Our principal executive offices are located at 700 Northwest 107th Avenue, Miami, Florida, 33172 (Telephone No. (305) 559-5000).


                               USE OF PROCEEDS

   We will not receive any of the proceeds of sales of Common Stock by Selling Security Holders.

                          SELLING SECURITY HOLDERS

   This  Prospectus relates to possible sales by the following Selling Security
Holders:

                                                     SHARES OWNED AND
NAME                                                 WHICH MAY BE SOLD
National Homebuilding Partners, L.P.                        (1)
National Homebuilding Partners II, L.P.                     (1)
National Homebuilding Partners III, L.P.                    (1)
AP-GP National Homes, L.P.                                  (1)
AP-GP National Homes II, L.P.                               (1)
AP-GP National Homes III, L.P.                              (1)
ColRich Communities, Inc.                                   (1)
ColRich Construction, Inc.                                108,734
Colin Seid                                                108,734
Richard Gabriel                                           24,164
Barry Galgut




__________________
(1) A total of 1,510,954 shares of Common Stock will be owned, and therefore may be sold, by National Homebuilding Partners, L.P., National Homebuilding Partners II, L.P., National Homebuilding Partners III, L.P., ColRich Communities, Inc., AP-GP National Homes, L.P., AP-GP National Homes II, L.P., AP-GP National Homes III, L.P., ColRich Communities, Inc. and ColRich Construction, Inc. We will list the numbers of those shares which will be owned, and therefore which may be sold, by each of the entities (or by partners or stockholders in them) in a Prospectus Supplement when the allocation of the shares among the entities is determined.

   In each instance, the shares which may be sold are the only shares of our stock which the Selling Security Holder owns on the date of this Prospectus.

   Under certain circumstances, the Selling Security Holders may receive additional shares of Common Stock as a result of the transactions in which they received the shares listed above. If the Selling Security Holders receive additional shares, we will file a Prospectus Supplement which revises the list of Shares Owned and Which May Be Sold to include those additional shares.

                               METHOD OF SALE

   Selling Security Holders may sell Common Stock to which this Prospectus relates on the New York Stock Exchange, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock is traded, or in negotiated transactions. They will sell the Common Stock at prices which are current when the sales take place or at other prices to which they agree. Selling Security Holders may pay brokers' commissions in connection with sales of Common Stock to which this Prospectus relates. Some sales may involve shares in which Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                   SEC POSITION REGARDING INDEMNIFICATION

   Our by-laws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

   We have been informed that in the opinion of the Securities and Exchange Commission, if the provisions described above permit directors, officers or persons who control us to be indemnified for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                        DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock is 100,000,000 shares of Common Stock, $.10 par value, 30,000,000 shares of Class B Common Stock, $.10 par value, and 500,000 shares of Preferred Stock, $10 par value. At February 28, 1998, 43,503,594 shares of Common Stock and 9,918,631 shares of Class B Common Stock were outstanding.

PREFERRED STOCK

   The Preferred Stock may be issued in series with any rights and preferences which may be authorized by our Board of Directors.

COMMON STOCK

   All the outstanding shares of our Common Stock are fully paid and nonassessable and entitled to participate equally and ratably in dividends and in distributions available for the Common Stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of Common Stock are not entitled to cumulative votes in the election of directors.

   The transfer agent and registrar for our Common Stock is Boston Equiserve L.P., Canton, Massachusetts.

CLASS B COMMON STOCK

   Our Class B Common Stock is identical in every respect with the Common Stock, except that (a) each share of Class B Common Stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of Common Stock is entitled to only one vote on each matter submitted to the vote of the common stockholders, (b) the cash dividends, if any, paid with regard to a share of Class B Common Stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to a share of Common Stock in that year, (c) Class B Common Stock cannot be transferred, except to a limited group of Permitted Transferees (primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities of which the Class B stockholder or close relatives are majority owners), (d) Class B Common Stock may at any time be converted into Common Stock, but Common Stock may not be converted into Class B Common Stock, (e) amendments to provisions of the Company's Certificate of Incorporation relating to the Common Stock or the Class B Common Stock, and mergers or similar transactions in which the holders of Class B Common Stock receive something different from what holders of Common Stock receive, require the approval of a majority of the shares of Common Stock which are voted with regard to them (as well as a majority in voting power of all the outstanding Common Stock and Class B Common Stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class.

   Leonard Miller, our Chairman of the Board, currently owns, through two limited partnerships of which a corporation he owns is the sole general partner, 9,897,930 shares of Class B Common Stock, which is 99.6% of the outstanding Class B Common Stock and 18.6% of the outstanding common stock of both classes. Mr. Miller's Class B Common Stock gives him 69.4% of the total votes which can be cast by the holders of both classes of Common Stock. Even if Mr. Miller converted 4,581,558 shares of Class B Common Stock into Common Stock and sold that Common Stock, thereby reducing his holdings to 10% of the total common stock of both classes, Mr. Miller would be entitled to cast more than 50% of the votes. Mr. Miller has no current intention to convert any Class B Common Stock into Common Stock, or to sell any Common Stock, although, he has the right to do so at any time.

   The existence of Class B Common Stock, which has substantially greater voting rights than the Common Stock, probably would discourage non-negotiated tender offers or other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership of Class B Common Stock would make it impossible for anyone to acquire shares which have voting control of the Company as long as Mr. Miller's Class B Common Stock represents at least 9.6% of the combined common stock of both classes and the total outstanding Class B Common Stock is at least 10% of the combined common stock of both classes (if at any time the outstanding shares of Class B Common Stock are less than 10% of the outstanding shares of both classes of common stock taken together, the Class B Common Stock will automatically be converted into Common Stock). However, because Mr. Miller owns 99.6% of the outstanding Class B Common Stock, at the current level of outstanding Common Stock, in order for the Class B Common Stock to be at least 10% of the outstanding shares of both classes of common stock, Mr. Miller's Class B Common Stock would be at least 9.93% of the common stock of both classes.

                                LEGAL MATTERS

   The validity of the securities offered by this Prospectus will be passed upon for the Company by Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166.


                                   EXPERTS

   The consolidated financial statements and the related financial statement schedules of Lennar Corporation and subsidiaries incorporated by reference herein and elsewhere in the Registration Statement from Lennar's Annual Report on Form 10-K for the fiscal year ended November 30, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee - Securities and Exchange Commission                          $22,756
Accounting fees and expenses                                                     5,000
Legal fees and expenses                                                          5,000
Miscellaneous                                                                    2,244
                                                                               -------
Total                                                                          $35,000
                                                                               =======

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Certificate of Incorporation provides that an officer, director, employee or agent of the Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of the Company such person shall be indemnified only for the expenses actually and reasonably incurred by him and, if such person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16.   EXHIBITS


       2(a). Restated Certificate of Incorporation of the Company -- incorporated by reference to the Company's Form 8-K dated November 17, 1997.
       2(b). Amendment to Certificate of Incorporation of the Company -- incorporated by reference to the Company's Form 8-K dated April 7, 1998.
       2(c). By-laws of the Company -- incorporated by reference to the Company's Form 8-K, dated November 17, 1997.
          5.    Opinion of Counsel
         23.    Consents
                (i)  Rogers & Wells (counsel)--included in Exhibit 5
                (ii) Deloitte & Touche LLP (accountants)

ITEM 17.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           (5) That, (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on April 16, 1998.

                                      LENNAR CORPORATION


                                      By:/S/ STUART A. MILLER
                                         --------------------------------------
                                                  Stuart A. Miller
                                                      PRESIDENT
                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce Gross and Diane J. Bessette and each of them, as his or her true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

                               _________________

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    NAME                                       TITLE                                     DATE
                                                           President and                             April 16,
1998
/S/ STUART A. MILLER                                    Director (Principal
Stuart A. Miller                                         Executive Officer)

                                                      Vice President-Finance                         April 16,
1998
/S/ BRUCE GROSS                                    (Principal Financial Officer)
Bruce Gross
                                                       Controller (Principal                         April 16,
1998
/S/ DIANE J. BESSETTE                                   Accounting Officer)
Diane J. Bessette
                                                       Chairman of the Board                         April 16,
1998
/S/ LEONARD MILLER                                         of Directors
Leonard Miller
                                                             Director                                April 16,
1998
/S/ IRVING BOLOTIN
Irving Bolotin


                    NAME                                       TITLE                                     DATE
                                                             Director                                April 16,
1998
/S/ JONATHAN M. JAFFE
Jonathan M. Jaffe
                                                             Director                                April 16,
1998
/S/ SIDNEY LAPIDUS
Sidney Lapidus
                                                             Director                                April 16,
1998
/S/ REUBEN S. LEIBOWITZ
Reuben S. Leibowitz
                                                             Director                                April 16,
1998
/S/ ARNOLD P. ROSEN
Arnold P. Rosen

/S/ STEVEN J. SAIONTZ                                        Director                                April 16,
1998
Steven J. Saiontz

                                                                      Exhibit 5







April 16, 1998



Lennar Corporation
700 N.W. 107th Avenue
Miami, FLA  33172

Dear Sirs:

We have acted as counsel to Lennar Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of resales of up to 2,200,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company in a Registration Statement on Form S-3 (the
"Registration Statement"). In that capacity, we are familiar with the proceedings, corporate and other, relating to the authorization and issuance of Shares.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that when issued as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus which is a part of the Registration Statement.

Very truly yours,

ROGERS & WELLS LLP

                                                                 Exhibit 23(ii)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 of our reports dated January 20, 1998, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP

Miami, Florida

April 16, 1998